                                                                  EXHIBIT (a)(5)

              GUIDELINES REGARDING TAXPAYER IDENTIFICATION NUMBER


     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e.,
                                                                           ---
000-00-0000. Employer identification numbers have nine digits separated by one hyphen: i.e., 00-0000000. The table below will help determine the number to
        ---
give the payer.


------------------------------------------------------------------------------------------------------------------
                                                                             GIVE THE NAME AND
                                                                              SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:                                                       NUMBER OF--
------------------------------------------------------------------------------------------------------------------
1.  An individual's account                              The individual
2.  Two or more individuals (joint account)              The actual owner of the account or, if combined funds,
                                                         the first individual on the account (1)
3.  Husband and wife (joint account)                     The actual owner of the account or, if joint funds,
                                                         either person (1)
4.  Custodian account of a minor (Uniform Gift to        The minor (2)
    Minors Act)
5.  Adult and minor (joint account)                      The adult or, if the minor is the only contributor, the
                                                         minor (1)
6.  Account in the name of guardian or committee for a   The ward, minor or incompetent person (3)
    designated ward, minor, or incompetent person
7.  a.  The usual revocable savings trust account        The grantor- trustee (1)
    (grantor is also trustee)
    b.  So-called trust account that is not a legal or   The actual owner (1)
    valid trust under State law
8.  Sole proprietorship account                          The owner (4)

-----------------------------------------------------------------------------------------------------------------
                                                                            GIVE THE EMPLOYER
                                                                             IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                                                      NUMBER OF--
-----------------------------------------------------------------------------------------------------------------
9.   A valid trust, estate, or pension trust             The legal entity (Do not furnish the identifying number
                                                         of the personal representative or trustee unless the
                                                         legal entity itself is not designated in the account
                                                         title) (5)
10.  Corporate account                                   The corporation
11.  Religious, charitable, or educational               The organization
     organization account
12.  Partnership account held in the name of the         The partnership
     business
13.  Association, club, or other tax-exempt              The organization
     organization
14.  A broker or registered nominee                      The broker or nominee

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_________________
(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's number must be furnished.
(2)  Circle the minor's name and furnish the minor's SSN.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your SSN or EIN (if you have one).
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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